NSAR ITEM 77O
                                      1999
                         VK Convertible Securities Fund
                               10f-3 Transactions

UNDERWRITING #            UNDERWRITING                  PURCHASED FROM     AMOUNT OF SHARES   % OF UNDERWRITING    DATE OF PURCHASE
                                                                              PURCHASED
       1                   Amazon.com                        DLJ                447,000              0.036%            01/29/99
       2                    LSI Logic                 Robertson Stephens        300,000              0.100%            03/16/99
       3              Ziff-Davis Inc.-ZDNet           Hambrecht & Quist           6,300              0.063%            03/30/99
       4                  Sanmina Corp.             Montgomery Securities       153,000              0.051%            04/30/99
       5      Interpublic Group of Companies, Inc.      Goldman Sachs           471,000              0.150%            05/26/99
       6               The Seagram Company               Bear Stearns            15,700              0.085%            06/15/99
       7            Wellpoint Health Networks          CS First Boston          474,000              0.182%            06/28/99
       8             Conexant Systems, Inc.              Lehman Bros.           309,000              0.103%            05/07/99
       9         Copper Mountain Networks, Inc.       Robertson Stephens          1,000              0.025%            05/12/99
      10             Brocade Communications             Dain Rauscher             1,000              0.031%            05/24/99
      11                 Genetech, Inc.                 Goldman Sachs             4,400              0.022%            07/20/99
      12                 McLeod USA Inc.                Goldman Sachs             2,550              0.255%            08/06/99
      13        Cox Communications Feline Prides    Montgomery Securities        12,300              0.095%            08/09/99
      14             Veritas Software Corp.                  DLJ                319,000              0.079%            08/09/99
      15                CoreComm Limited                Goldman Sachs           743,000              0.495%            10/01/99
      16      Martha Stewart Living Omnimedia, Inc.      Bear Stearns             2,400              0.033%            10/18/99
      17                 Genetech, Inc.                 Goldman Sachs             7,700              0.039%            10/21/99
      18           Lattice Semiconductor Corp.       Robertson Stephens         318,000              0.138%            10/29/99
      19                 ASM Lithography                  ABN AMRO              160,000              0.036%            11/19/99
      20              America Online, Inc.              Goldman Sachs         2,019,000              0.089%            12/01/99
      21           Exodus Communications, Inc.               DLJ                969,000              0.242%            12/02/99
      22              UnitedGlobalCom, Inc.             Goldman Sachs            12,900              0.258%            12/02/99
                      Convertible Preferred
      23              12 Technologies, Inc.            CS First Boston          476,000              0.159%            12/06/99


Other Underwriters in the Syndicate for #1
------------------------------------------
Morgan Stanley Dean Witter
Credit Suisse First Boston
Donaldson, Lufkin & Jenrette

Other Underwriters in the Syndicate for #2
------------------------------------------
Morgan Stanley Dean Witter
BancBoston Robertson Stephens
J.P. Morgan & Co.

Other Underwriters in the Syndicate for #3
------------------------------------------
Goldman, Sachs & Co.
Donaldson, Lifkin & Jenrette Securities Corp.
Hambrecht & Quist LLC
ABNAMRO  Incorporated
CIBC Oppenheimer Corp.
LaSalle St. Securities, Inc.
Lazard Freres & Co.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Morgan Stanley & Co.  Inc.
Wit Capital Corporation

Other Underwriters in the syndicate for #4
------------------------------------------
Morgan Stanley Dean Witter
Donaldson, Lufkin & Jenrette
Nationsbanc Montgomery Securities LLC

Other Underwriters in the syndicate for #5
------------------------------------------
Morgan Stanley Dean Witter
Goldman, Sachs & Co.
Salomon Smith Barney

Other Underwriters in the syndicate for #6
------------------------------------------
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Merrill Lynch & Co.
Morgan Stanley Dean Witter

Other Underwriters in the syndicate for #7
------------------------------------------
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation

Other Underwriters in the syndicate for #9
------------------------------------------
Morgan Stanley & Co. Incorp.
BancBoston Robertson Stephens, Inc.
Dain Rauscher Wessels
Hambrecht & Quist LLC
Hoefer & Arnett, Incorporated
Edward D. Jones & Co.
Ladenburg Thalmann & Co.
NationsBanc Montgomery Securities LLC
Brad Peery Inc.
Raymond James & Associates, Inc.
U.S. Bancorp Piper Jaffray Inc.
Wasserstein Perella Securities, Inc.

Other Underwriters in the syndicate for #10
-------------------------------------------
Morgan Stanley & Co. Incorporated
BT Alex Brown Incorporated
Dain Rauscher Wessels
Banc of America Securities LLC
BancBoston Robertson Stephens Inc.
L.H. Friend, Weinress, Frankson & Presson
Edward D. Jones & Co., L.P.
Morgan Keegan & Company, Inc.
Needham & Company, Inc.
Brad Peery Inc.
Soundview Technology Group, Inc.
U.S. Bancorp Piper Jaffray Inc.

Other Underwriters in the syndicate for #11
-------------------------------------------
J.P. Morgan & Co.
Goldman, Sachs & Co.
Merrill Lynch & Co.
Warburg Dillon Read LLC
BancBoston Robertson Stephens
Bank Am Bellevue
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corp.
Hambrecht & Quist LLC
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Adams, Harkness & Hill, Inc.
Gerard Kauer Mattison & Co.
U.S. Bancorp Piper Jaffray Inc.

Other Underwriters in the syndicate for #12
-------------------------------------------
Salomon Smith Barney
Goldman Sachs & Co.
Morgan Stanley Dean Witter

Other Underwriters in the syndicate for #13
-------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith
Morgan Stanley & Co.
Banc of America Securities
J.P. Morgan Securities Inc.

Other Underwriters in the syndicate for #14
-------------------------------------------
Morgan Stanley Dean Witter
Credit Suisse First Boston
Donaldson, Lufkin & Jenrette
SG Cowen

Other Underwriters in the syndicate for #16
-------------------------------------------
Morgan Stanley & Co.
Merrill Lynch Pierce, Fenner & Smith
Bear Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities
Banc of America Securities LLC
Advest, Inc.
Robert W. Baird & Co. Incorporated
Sanford C. Bernstein & Co. Inc.
Blaylock & Partners, L.P.
Chatsworth Securities LLC
CIBC World Markets Corp.
Crowell, Weedon & Co.
D.A. Davidson & Co. Incorporated
A.G. Edwards & Sons, Inc.
Fahnestoci & Co.
First Union Securities, Inc.
Gabelli & Company, Inc.
Gerard Klauer Mattison & Co., Inc.
Goldman, Sachs & Co.
Janny Montgomery Scott LLC
Edward D. Jones & Co., L.P.
Legg Mason Wood Walker, Incorporated
McDonald Investments Inc.
Monness, Crespi, Hardt & Co. Inc.
PaineWebber Incorporated
Ramirez & Company
Raymond James & Associates, Inc.
Schroder & Co. Inc.
Muriel Siebert & Co.
Salomon Smith Barney Inc.
Wasserstein Perella Securities, Inc.

Other Underwriters in the syndicate for #17
-------------------------------------------
J.P. Morgan & Co.
Goldman Sachs & Co.
Merrill Lynch & Co.
Warburg Dillon Read LLC
Robertson Stephens

Other Underwriters in the syndicate for #18
-------------------------------------------
Morgan Stanley Dean Witter
Goldman Sachs & Co.
Robertson Stephens
ABN AMRO Rothschild

Other Underwriters in the syndicate for #19
-------------------------------------------
Morgan Stanley Dean Witter
Credit Suisse First Boston
ABN AMRO Rothschild
Commerzbank
Kempen & Co.
SG Investment Banking

Other Underwriters in the syndicate for #20
-------------------------------------------
Salomon Smith Barney
Bear, Stearns & Co.
Morgan Stanley Dean Witter
Lehman Brothers
Goldman, Sachs & Co.

Other Underwriters in the syndicate for #21
-------------------------------------------
Goldman Sachs & Co.
Donaldson, Lufkin & Jenrette
Morgan Stanley Dean Witter

Other Underwriters in the syndicate for #21
-------------------------------------------
Goldman Sachs & Co.
Morgan Stanley & Co
Credit Suisse First Boston Corporation